UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant	Filed by a Party other than the Registrant

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Preliminary Proxy Statement
CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material under §.240.14a-12

Tremont Mortgage Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TWO NEWTON PLACE

255 WASHINGTON STREET, SUITE 300

NEWTON, MASSACHUSETTS 02458

March 16, 2018

PROXY STATEMENT SUPPLEMENT

2018 Annual Meeting of Shareholders to be held April 25, 2018

The Board of Trustees (the “Board”) of Tremont Mortgage Trust, a Maryland real estate investment trust (the “Company”), is filing and making this supplement available to the Company’s shareholders in connection with the solicitation by the Board of proxies to be voted at the Company’s Annual Meeting of Shareholders (the “2018 Annual Meeting”) to be held on April 25, 2018. The information in this supplement modifies and supplements some of the information included in our proxy statement for the 2018 Annual Meeting (the “Proxy Statement”), which was previously sent or made available to our shareholders on or about February 23, 2018. This Supplement should be read in conjunction with the Proxy Statement.

As we previously reported, Barry M. Portnoy, one of our Managing Trustees, died on February 25, 2018. At the time of his death, Mr. Portnoy was a Managing Trustee in Class I of the Board and had been nominated by the Board for re-election at the 2018 Annual Meeting. On March 9, 2018, the Board, pursuant to a recommendation of the Nominating and Governance Committee of the Board, elected our Chief Executive Officer, David M. Blackman, as a Managing Trustee in Class I of the Board to fill the vacancy created by the death of Mr. Portnoy and to serve the remainder of the term to which Mr. Portnoy was elected.  Pursuant to the Nominating and Governance Committee’s recommendation, the Board also nominated Mr. Blackman as the substitute nominee to replace Mr. Portnoy as nominee for election as the Managing Trustee in Class I at the 2018 Annual Meeting. Mr. Blackman’s biographical information is included at page 22 of the Proxy Statement. Our Nominating and Governance Committee and Board determined that Mr. Blackman is qualified to serve as one of our Managing Trustees based upon, among other things, his demonstrated leadership capability, his extensive experience in, and knowledge of, the commercial real estate industry and REITs, his leadership position with The RMR Group LLC (“RMR LLC”) and demonstrated management ability, his experience in investment banking, his institutional knowledge earned through service as an executive officer of the Company since its formation and in leadership positions with the Company’s manager, Tremont Realty Advisors LLC, and RMR LLC, and his qualifying as a Managing Trustee in accordance with the requirements of the Company’s declaration of trust.

As permitted by Securities and Exchange Commission rules, any proxy card in the form provided by the Company signed by a shareholder and any internet or telephonic authorization of a proxy provides discretionary authority to the named proxies and those named proxies intend to use that discretionary authority to vote in favor of the election of Mr. Blackman as the Managing Trustee in Class I at the 2018 Annual Meeting.  Proxy authorization with respect to the election of Mr. Barry M. Portnoy will be disregarded.

The Board recommends that you vote for “FOR” the election of both Trustee nominees listed in the Proxy Statement, as amended by this Supplement, which now provides for the nomination of David M. Blackman as the substitute nominee for Barry M. Portnoy.

The other agenda items presented in the Proxy Statement are not affected by this Supplement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE 2018 ANNUAL MEETING TO BE HELD ON WEDNESDAY, APRIL 25, 2018.

The Notice of 2018 Annual Meeting, Proxy Statement and Annual Report to Shareholders for the year ended December 31, 2017 are available at www.proxyvote.com.

The proxy materials contain important information about how to vote your common shares of the Company, revoke a proxy or voting instructions that you have already given, attend the 2018 Annual Meeting in person and request copies of the proxy materials.  We urge you to refer to those materials for that information.